Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 31, 2010, relating to the consolidated financial statements of SAIC, Inc. and subsidiaries and the effectiveness of SAIC, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of SAIC, Inc. for the year ended January 31, 2010.

/s/ Deloitte & Touche LLP

San Diego, California

September 29, 2010